Exhibit (a)(1)

DECLARATION OF TRUST

OF

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

DECLARATION OF TRUST, dated as of March 3, 2025 and effective as of March 3, 2025, is made by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1.      The trust formed hereby (the “Trust”) shall be known as “Monroe Capital Enhanced Corporate Lending Fund” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.      The Trustee hereby acknowledges that he is holding the sum of $10 in trust, which amount shall constitute the initial trust estate. The Trustee hereby declares that he will hold the trust estate in trust for such persons as may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Trustee for the purpose of becoming a business development company subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, convenient or incidental thereto.

3.      The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust formed hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4.      The Trustee may appoint a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer, a Chief Compliance Officer, one or more Vice Presidents or Junior Officers, a Chief Operating Officer, a Chief Investment Officer, a Chief Legal Officer, one or more Assistant Secretaries, one or more Assistant Treasurers and/or one or more other officers of the trust, in each case to serve the Trust in such office(s) (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed by the Trustee, with or without cause. The Trustee may appoint or may authorize the Chief Executive Officer to appoint such other officers or agents with such powers as the Trustee may deem to be advisable. The Chief Executive Officer, President, Secretary, Chief Financial Officer and/or Treasurer, as applicable, may, but need not, be a trustee.

5.      The beneficial interest in the Trust shall at all times be divided into an unlimited number of units of beneficial interest in the trust estate of the Trust (the “Shares”). The Shares of the Trust shall initially consist of common Shares, par value $0.01 per share (the “Common Shares”), with such par value as may be authorized from time to time by the Trustee in his sole discretion without approval of the holders of the Common Shares (each, a “Shareholder”). All Common Shares shall be fully paid and nonassessable when issued. Mandatory assessments of Common Shares shall be prohibited, and the Trust shall not make any mandatory assessment against any Shareholder beyond such Shareholder’s subscription commitment. Any different classes or series shall be established and designated, and the variations in the relative rights and preferences as between the different classes shall be fixed and determined, by the Trustee without Shareholder approval. The Trustee may create a class of preferred shares (the “Preferred Shares”) which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustee in his sole discretion without Shareholder approval. The Company is authorized to offer and issue an unlimited number of Common Shares and an unlimited number of Preferred Shares.

6.      The Trustee may authorize the issuance from time to time of Shares of the Trust of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Trustee may deem advisable (or without consideration in the case of a split of Shares or dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust.

7.      The Trustee may prescribe, in his absolute discretion except as may be required by applicable law, such bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as he may deem necessary or desirable for any reason, including to enable the Trust to comply with any law or regulation, all as in effect now or hereafter amended or modified.

8.      The Trustee and the officers of the Trust are hereby authorized: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, as applicable, (a) a Registration Statement on Form N-2 (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), (b) subscription documents, including any amendments or supplements to such subscription documents, relating to the initial public offering of the securities of the Trust, (c) a Registration Statement on Form 8-A (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), (d) the Notice of Intent to Elect to be Subject to Section 55 through 65 of the 1940 Act on Form N-6F, (e) the Notification of Election to be Subject to Section 55 through 65 of the 1940 Act on Form N-54A and (f) any additional filings, including any filings under Rules 462(b), 462(d) and 497 of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the 1934 Act, and the rules and regulations promulgated thereunder; or otherwise deemed by the Trustee or any officer of the Trust from time to time to be in the best interests of the Trust; (ii) to prepare, on behalf of the Trust, one or more confidential private placement memorandums or other offering documents (including any supplements or amendments thereto) and subscription documents (including any amendments or supplements to such subscription documents) relating to one or more offerings of the Trust’s securities; (iii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority; (v) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust or provide notice of the offering of such securities under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers, or any one of them, may deem necessary or desirable; (vi) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, placement agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust and the management and administration of the Trust’s operating and investment activities, satisfactory to each such party and (vii) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

9.      The Trustee and the officers of the Trust shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration of Trust, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any person, and in connection therewith, to the fullest extent permitted by law, the Trustee and the officers of the Trust, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements and the Shareholders’ obligations to make capital contributions thereunder, and (ii) any other assets, rights or remedies of the Trust or of the Trustee hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration of Trust, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more persons on a joint and several basis or on any other basis that the Trustee, in his sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all capital contributions shall be payable to the account of the Trust designated by the Trustee, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 9 shall apply to its agents and its successors and permitted assigns.

10.    Without approval or vote by Shareholders, the Trustee may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust’s property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Trust’s property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.    The Trustee or any other trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration of Trust, and the execution of such instruments either in the name of the Trust or the names of the Trustee or trustees or otherwise as the Trustee or any such trustee may deem expedient.

12.    There shall initially be one (1) trustee and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the trustees, which may increase or decrease the number of trustees; provided, however, that the number of trustees shall in no event be less than one (1). Subject to the foregoing, the trustees, acting by majority vote, are entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon 30 days prior notice to the other trustees.

13.    (a) The Trustee, any other trustees and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, any trustee thereof, any beneficial owner or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions, as finally determined by any court of competent jurisdiction.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

14.    The Trust shall, to the fullest extent permitted by applicable law,

(a) indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, claim, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, as finally determined by any court of competent jurisdiction; and

(b) advance expenses (including legal fees and including costs of enforcing the Trust’s obligations under this Section 14) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

15.    The provisions of Section 14 shall survive the resignation or removal of the Fiduciary Indemnified Persons and the termination of this Declaration of Trust.

16.    The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustee.

17.    The Trustee reserves the right, without any vote of Shareholders, from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding Shares.

18.    This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

TRUSTEE:

/s/ Theodore L. Koenig
Name: Theodore L. Koenig